EXHIBIT 23.4

Consent of Cawley Gillespie & Associates, Inc. Petroleum Engineers

        As independent petroleum engineers, Cawley Gillespie & Associates, Inc. Petroleum Engineers hereby consents to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-109188) of Magnum Hunter Resources, Inc. (the “Company”) of all references to our reports and our firm included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Cawley Gillespie &Associates, Inc. Cawley Gillespie & Associates, Inc. Petroleum Engineers

Fort Worth, Texas October 17, 2003